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                                                                   EXHIBIT 10.80
                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT

         This Agreement (the "Agreement"), dated as of May 8, 2003, is by and between Ronald L. Jensen, an individual residing at c/o JFO Group, 6500 Belt Line, Suite 170, Irving, Texas ("Jensen"), and Gregory T. Mutz, an individual residing at AMLI at Fossil Creek, 6111 N. Beach Street #1316, Fort Worth, Texas 76137 ("Mutz").

         WHEREAS, Gregory T. Mutz serves as a director and president and chief executive officer of UICI;

         WHEREAS, Ronald L. Jensen serves as Chairman of the Board and significant shareholder of UICI;

         WHEREAS, pursuant to the terms of a loan extended in 1998 by Jensen and/or members of Jensen's family, the proceeds of which were used to acquire 265,507 shares of UICI common stock, Mutz currently owes Jensen the amount of $3,500,000 (the "Mutz Loan");

         WHEREAS, Jensen advanced to Mutz $1,000,000 in January 2000 as part of an unwind of various loans and arrangements between them (the "Mutz Advance"), and Mutz desires to repay in full the Mutz Advance;

         WHEREAS, Mutz and Jensen desire to reach an arrangement pursuant to which Mutz will sell back to Jensen the UICI shares originally acquired in 1998 and use the sale proceeds therefrom to pay off in full the Mutz Loan.

         NOW THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Definitions. The following capitalized terms shall have the respective meanings set forth below:

         "Governmental Authority" means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Person" means any individual, corporation, proprietorship, firm, partnership, limited liability company, limited liability partnership, trust, association or other entity, including a government or government department, agency or instrumentality.

         2. Purchase of UICI Shares. Subject to satisfaction of the conditions hereinafter set forth, and for and in consideration of the payment on the Closing Date by Jensen to Mutz of cash in the aggregate amount of $3,500,000, or $13.18 per share (the "Purchase Price"), Jensen will purchase, and Mutz will sell, 265,507 shares of UICI Common Stock, par value $0.01 per share (the "UICI Shares"). On the Closing Date Mutz will deliver to Jensen a certificate or certificates representing the UICI Shares, accompanied by a duly executed stock transfer power.



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         3. Pay-Off of Mutz Loan. On the Closing Date, Mutz will remit to Jensen cash in the amount of $3,500,000, representing all principal outstanding on the Mutz Loan. Upon receipt of the payment herein contemplated, the Mutz Loan will be deemed paid and discharged in full, and Jensen will return the original notes representing the Mutz Loan to Mutz marked "paid in full."

         4. Closing. The closing of the transaction contemplated hereby (the "Closing") will take place on Thursday, May 8, 2003, or such later date as Jensen and Mutz shall mutually agree (the "Closing Date").

         5. Representations and Warranties of Jensen. Jensen represents and warrants as of the date hereof as follows:

                  5.1. Standing and Power. Jensen is an individual with capacity to execute, deliver and perform this Agreement.

                  5.2. Authority. This Agreement has been duly executed and delivered by Jensen and constitutes a valid and binding obligation of Jensen, enforceable against Jensen in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  5.3. Receipt of Prior Payment pursuant to Mutz Advance. Jensen acknowledges receipt on May 6, 2003 of a payment from Mutz in the amount of $1,000,000, which payment, together with the payment to be made to Jensen by Mutz pursuant to Section 3 hereof, shall constitute full and complete settlement and discharge of the Mutz Advance and all other indebtedness howsoever and whatsoever owing by Mutz to Jensen and/or to any member of Jensen's family.

         6. Covenants, Representations and Warranties of Mutz. Mutz covenants, represents and warrants as of the date hereof as follows:

                  6.1. Organization, Standing and Power. Mutz is an individual with capacity to execute, deliver and perform this Agreement.

                  6.2. Authority. This Agreement has been duly executed and delivered by Mutz and constitutes a valid and binding obligation of Mutz, enforceable against Mutz in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  6.3. No Liens. Mutz has full right, power and authority to sell and deliver the UICI Shares to be delivered by him to Jensen as contemplated by this Agreement. Upon endorsement and delivery of certificates or stock powers evidencing the UICI Shares to Jensen at the Closing and Jensen's payment of the Purchase Price as contemplated herein, Jensen shall have acquired from Mutz good and marketable title to the UICI Shares, free and clear of all pledges, liens, security interests, claims, charges of any kind or character, restrictions, title defects or obligations, rights of third parties, options or encumbrances of any nature whatsoever (collectively, "Encumbrance"), other than any Encumbrance that may be caused or created by Jensen or any Jensen family member before, on or after the Closing Date (it being acknowledged that Jensen holds the UICI Shares as collateral for payment of the Mutz Loan).



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         7. Mutual Release.

                  7.1. In consideration of the payments and promises contained in this Agreement, and in full compromise and settlement of any of Jensen's potential claims and causes of action relating to or arising out of the Mutz Loan, the Mutz Advance or any of the transactions associated therewith, and any and all other claims or causes of action that Jensen has or may have against the Mutz Releasees (as defined below) up to the Closing Date, effective on the Closing Date Jensen hereby:

                           (a) Knowingly and voluntarily agrees to irrevocably
                  and unconditionally waive and release Mutz and Mutz's heirs, executors, administrators and assigns (collectively the "Mutz Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, lawsuits, rights, demands, sanctions, costs (including attorneys' fees), losses, debts and expenses of any nature whatsoever, existing on, or at any time prior to, the date hereof in law, in equity or otherwise, which Jensen, Jensen's successors, heirs or assigns had or have upon or by reason of any fact, matter, cause, or thing whatsoever, and specifically including any matter that may be based on the sole or contributory negligence (whether active, passive or gross) of any Mutz Releasee. This release includes, but is not limited to, a release of all claims or causes of action arising out of or relating to any claim under the statutes of the State of Texas, or other jurisdictions, and the facts, circumstances, allegations, and controversies relating or giving rise thereto that have accrued to the date of execution of this Agreement; and


                           (b) Agrees that Jensen will not commence, maintain,
                  initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, investigation, or claim before any court, legislative body or committee, or administrative agency (whether state, federal or otherwise) against any of the Mutz Releasees relating to any claims, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, lawsuits, rights, demands, sanctions, costs (including attorneys' fees), losses, debts and expenses described in the foregoing subparagraph (a);

         provided, however, that, notwithstanding anything to the contrary in the foregoing, nothing hereunder shall be deemed to affect, impair or diminish in any respect any rights of Jensen or any rights of any Jensen Releasee under this Agreement.

                  7.2. In consideration of the mutual promises contained in this Agreement, and in full settlement of any of the Mutz Releasees' potential claims and causes of action relating to or arising out of the Mutz Loan, the Mutz Advance and the transactions associated therewith and causes of action that any of the Mutz Releasees has or may have against Jensen up to and through the Closing Date, effective upon the Closing Date Mutz on behalf of the Mutz Releasees hereby:

                           (a) Knowingly and voluntarily agrees to irrevocably
                  and unconditionally waive and release Jensen and Jensen's heirs, executors, administrators and assigns (collectively the "Jensen Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, lawsuits, rights, demands, sanctions, costs (including attorneys' fees) losses, debts and expenses of any nature whatsoever, existing on, or at any time prior to the date of execution of this Agreement arising in law, in equity or otherwise, which any of the




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                  Mutz Affiliates, their successors or assigns had or have upon or by reason of any fact, matter, cause, or thing whatsoever, and specifically including any matter that may be based on your sole or contributory negligence (whether active, passive or gross). This release includes, but is not limited to, a release of all claims or causes of action arising out of alleged contract and tort claims or claims arising under any federal, state or local law and any claim under the statutes of the State of Texas, or other jurisdictions, and the facts, circumstances, allegations, and controversies relating or giving rise thereto that have accrued to the date of execution of this Agreement; and

                           (b) Agrees that the Mutz Releasees will not commence,
                  maintain, initiate or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, investigation, or claim before any court, legislative body or committee, or administrative agency (whether state, federal or otherwise) against the Jensen Releasees relating to any such claims, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, lawsuits, rights, demands, sanctions, costs (including attorneys' fees), losses, debts and expenses described in the foregoing subparagraph (a);

         provided, however, that, notwithstanding anything to the contrary in the foregoing, nothing hereunder shall be deemed to affect, impair or diminish in any respect any rights of Mutz or any rights of any Mutz Releasee under this Agreement.

         8. Closing Conditions.

                  8.1. Jensen's Closing Conditions. The obligations of Jensen under Section 2 of this Agreement are subject to the satisfaction or waiver by Jensen of the following conditions precedent on or before the Closing Date:

                           8.1.1. The representations and warranties of Mutz
                  contained herein shall be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Mutz on and as of the Closing Date.

                           8.1.2. Mutz shall have performed and complied with
                  all of his covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

                           8.1.3. No action or proceeding by any Governmental
                  Authority or other Person shall have been instituted or threatened which (a) might have a material adverse effect on Jensen's ability to consummate the transactions herein contemplated or (b) could enjoin, restrain or prohibit, or result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

                  8.2. Mutz's Closing Conditions. The obligations of Mutz under Sections 2 and 3 of this Agreement are subject to the satisfaction or waiver by Mutz of the following conditions precedent on or before the Closing Date:

                           8.2.1. The representations and warranties of Jensen
                  contained herein shall be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Jensen on and as of the Closing Date.



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                           8.2.2. Jensen shall have performed and complied with
                  all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

                           8.2.3. No action or proceeding by any Governmental
                  Authority or other Person shall have been instituted or threatened which (a) might have a material adverse effect on Mutz's ability to enter into this Agreement or consummate the transactions contemplated hereby or (b) could enjoin, restrain or prohibit, or result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

         9. Miscellaneous.

                  9.1. Survival of Representations and Warranties. The representations, warranties and covenants in this Agreement shall not survive Closing.

                  9.2. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number as shall be specified by like notice):

                           if to Jensen, to:

                           c/o JFO Group
                           6500 Belt Line
                           Suite 170
                           Irving, TX  75063-6049

                           if to Mutz, to:

                           Mr. Gregory T. Mutz
                           AMLI at Fossil Creek
                           6111 N. Beach Street
                           #1316
                           Fort Worth, Texas 76137


                  9.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                  9.4. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

                  9.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.



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                  9.6. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                             /S/ RONALD L. JENSEN
                                             -----------------------------------
                                             RONALD L. JENSEN


                                             /S/ GREGORY T. MUTZ
                                             -----------------------------------
                                             GREGORY T. MUTZ



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